UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Edward Gilligan, Vice Chairman of American Express Company (the “Company”), provided the following information earlier today at the Morgan Stanley Financials Conference in New York:

For the U.S. Cardmember Loan portfolio:

•	Net write-off rate* in May 2012: 2.2%
•	30 days past due rate in May 2012: 1.2%

* Net write-off rate based on principal only (i.e. excluding interest and/or fees).

Mr. Gilligan also said that both the Company’s worldwide billings growth on an F/X adjusted basis** and the U.S. billings growth for the quarter to date through May 31, 2012 was 9 – 10%. He noted that the billings growth is slower than the first quarter of 2012, which had the leap year benefit of an extra day.  He also noted that the billings growth was impacted by difficult year-over-year comparisons and that billings growth in EMEA was approximately 5% for the quarter to date through May 31, 2012 on an F/X adjusted basis.**  He further noted that the strengthening of the US dollar will impact the reported growth rate for the Company’s worldwide billed business and the reported growth rate will be weaker than the F/X adjusted growth rate for the quarter.

An audio replay of Mr. Gilligan’s complete remarks will be available later today through the American Express Investor Relations website at http://ir.americanexpress.com.

** F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for April and May 2012 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company’s Quarterly Report on Form 10‐Q for the quarter ended March 31, 2012 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  June 13, 2012